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                                                                Exhibit 99.1
NORDSTROM

For Release: Tuesday, February 17, 2009 at 7:00 am EST
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         NORDSTROM BOARD OF DIRECTORS APPROVES QUARTERLY DIVIDEND

SEATTLE - February 17, 2009 - Nordstrom, Inc. (NYSE: JWN) announced today that its board of directors approved a quarterly dividend of $0.16 per share payable on March 16, 2009, to shareholders of record on February 27, 2009.

Nordstrom, Inc. is one of the nation's leading fashion specialty retailers, with 169 U.S. stores located in 28 states. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 109 full-line stores, 56 Nordstrom Racks, two Jeffrey boutiques, and two clearance stores. In addition, Nordstrom serves customers through its online presence at http://www.nordstrom.com and through its catalogs. Nordstrom, Inc. is publicly traded on the NYSE under the symbol JWN.


Investor Contact:                                   Media Contact:
Chris Holloway                                      Brooke White
(206) 303-3290                                      (206) 373-3030